Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EMRISE Corporation

Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-152282, 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) of EMRISE Corporation of our report dated April 15, 2014, relating to the consolidated financial statements, which is incorporated by reference in this Annual Report on Form 10-K.

BDO LLP

London, United Kingdom

March 31, 2015